Exhibit 20.1
                                                             ------------


CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  11                                              PAGE    # 1
DETERMINATION:  8-Aug-97                                Beginning       7/1/97
DISTRIBUTION:   15-Aug-97                               Ending          7/31/97
TIME:   8/12/97 22:01


                        CLASS A 6.61% ASSET BACKED CERTIFICATES
                        CLASS B 6.76% ASSET BACKED CERTIFICATES



           ORIG PRINCIPAL       BEG PRINCIPAL        PRINCIPAL       INTEREST   TOTAL               END PRINCIPAL
CLASS             BALANCE             BALANCE     DISTRIBUTION   DISTRIBUTION   DISTRIBUTION              BALANCE

 A      $1,478,422,107.71   $1,072,691,839.91   $39,590,163.63  $5,908,744.22   $45,498,907.85  $1,033,101,676.28
 B         $45,725,000.00      $33,176,475.18    $1,224,454.25    $186,894.14    $1,411,348.39     $31,952,020.93

TOTALS  $1,524,147,107.71   $1,105,868,315.09   $40,814,617.88  $6,095,638.36   $46,910,256.24  $1,065,053,697.21



            FACTOR   INFORMATION   PER   $1,000

           PRINCIPAL        INTEREST    END PRINCIPAL
CLASS   DISTRIBUTION    DISTRIBUTION          BALANCE

 A       26.77866045      3.99665575     698.78668000
 B       26.77866047      4.08735134     698.78667972

Totals   26.77866045      3.99937665     698.78667999




     IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT
     THE ADMINISTRATOR LISTED BELOW



                                           KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-3247

CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  11                             PAGE        # 2
DETERMINATION:  8-Aug-97               Beginning       7/1/97
DISTRIBUTION:   15-Aug-97              Ending          7/31/97
TIME:   8/12/97 22:01


                                                                per $1000
Section 5.8 (iii)       Servicing Fee           $921,556.93     .60463778


Class        Principal       Interest     Total        Prin (per $1000/orig)    Int (per $1000/orig)      Total (per $1000/orig)

A       $39,590,163.63  $5,908,744.22   $45,498,907.85           26.77866045              3.99665575                30.77531621
B        $1,224,454.25    $186,894.14    $1,411,348.39           26.77866047              4.08735134                30.86601181

Total   $40,814,617.88  $6,095,638.36   $46,910,256.24           26.77866045              3.99937665                30.77803711


Section 5.8 (v)         Pool Balance at the end of the Collection Period          $1,065,053,697.21

Section 5.8 (vi)        Aggregate Net Losses for Collection Period                      $557,599.51

Section 5.8 (vii)       Carryover Shortfall for Collection Period
                                Class A Interest        0.00
                                Class B Interest        0.00
                                Class A Principal       0.00
                                Class B Principal       0.00                                  TOTAL                 0.00


Section 5.8 (viii)      Reserve Account Balance after Disbursement                  $34,614,245.16

Section 5.8 (ix)        Specified Reserve Account Balance                           $34,614,245.16

Section 5.8 (x)         Repurchase Amounts for Repurchased Receivables
                                Seller          $0.00
                                Servicer        $0.00
                                 TOTAL          $0.00

Section 5.8 (xi)        Advance Summary for Collection Period
                        Unreimbursed Advances for Period                            $4,155,229.48
                        Unreimbursed Advances for Previous Period                   $4,219,428.99
                        Change from Previous Period                                  ($64,199.51)

                        Reimbursed Advance from Collections                         $1,244,711.96
                        Reimbursed Advance from Liquidation Proceeds                   $27,769.69
                        Reimbursed Advance from Reserve Account Withdrawls                  $0.00


(C) COPYRIGHT 1997, CHASE MANHATTAN BANK